Exhibit 99.1
MEDQUIST ANNOUNCES CLOSING OF FINANCING AND NASDAQ DETERMINATION OF
EX-DIVIDEND DATE OF OCTOBER 18 FOR SPECIAL DIVIDEND
MOUNT LAUREL, N.J. October 14, 2010 — MedQuist Inc. (Nasdaq: MEDQ), a leading provider of integrated clinical documentation solutions for the U.S. healthcare industry, has closed its previously announced $310 million financing, consisting of a $200 million senior secured credit facility, which includes an undrawn $25 million revolving credit facility, and $85 million aggregate principal amount of senior subordinated notes. MedQuist also announced that the special dividend to be paid out of the proceeds of the financing, $4.70 per share, will be paid on October 15, 2010 to all MedQuist shareholders of record as of October 11, 2010. NASDAQ has established October 18, 2010 as the ex-dividend date for MedQuist shares.
Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risk and uncertainties. These statements include, without limitation, statements regarding the terms of the transactions described herein and any other statements that are not historical facts. These risks and uncertainties include the timing and satisfaction of conditions for the proposed transactions. Other risks and uncertainties relating to our business and our financial condition are more fully described in documents filed by MedQuist with the SEC, including Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.
# # #
Contacts:
MedQuist Investor Relations
Phone: 856-206-4567